Report of Independent Auditors


To the Board of Trustees and Shareholders of The Kensington Funds:

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments, of The Kensington
Funds (comprised of Real Estate Securities Fund, Select Income Fund and the Strategic Realty Fund) (collectively "the Funds"), as of December 31, 2003, the related statement of operations for the years or periods then ended, the statement of changes in net assets for the hree years or periods then ended and the financial highlights for the years or periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodians and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting The Kensington Funds as of December 31, 2003, the results of its operations for the years or periods then ended, the changes in its net assets for each of the three years or periods then ended and the financial highlights for each of the years or periods indicated therein, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Columbus, Ohio
February 25, 2004